UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 21, 2012
(Date of earliest event reported)	December 19, 2012

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103-4298
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

Effective January 1, 2013, our Board of Directors has approved the following executive officer changes:

Pierce H. Norton II, 52, currently executive vice president and chief operating officer of ONEOK, Inc. (”ONEOK”) and ONEOK Partners GP, L.L.C. (”ONEOK Partners GP”), the sole general partner of ONEOK Partners, L.P. (the “Partnership”), will become executive vice president, commercial, of ONEOK and ONEOK Partners GP, responsible for all commercial activities in ONEOK and the Partnership. Mr. Norton has served as executive vice president and chief operating officer of ONEOK and ONEOK Partners GP since January 2012. Mr. Norton served as chief operating officer of ONEOK from March 2011 until January 2012. From July 2009 until his appointment as chief operating officer of ONEOK, Mr. Norton was president of ONEOK distribution companies. Mr. Norton previously served as executive vice president - natural gas for ONEOK Partners GP. Mr. Norton was appointed president of ONEOK Partners GP gathering and processing segment in January 2006 and served in this capacity until his appointment as executive vice president - natural gas for ONEOK Partners GP.

Robert F. Martinovich, 55, currently executive vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners GP, will become executive vice president, operations, of ONEOK and ONEOK Partners GP, responsible for all operating activities in ONEOK and the Partnership. Mr. Martinovich has served as executive vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners GP since January 2012. Mr. Martinovich was senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners GP from March 2011 until January 2012, and chief operating officer of ONEOK from 2009 until March 2011. From 2007 until his appointment as chief operating officer of ONEOK, Mr. Martinovich was president of ONEOK Partners GP natural gas gathering and processing segment.

Derek S. Reiners, 41, currently senior vice president and chief accounting officer of ONEOK and ONEOK Partners GP, will become senior vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners GP. Mr. Reiners has served as senior vice president and chief accounting officer of ONEOK and ONEOK Partners GP since joining the company in 2009. Previously, Mr. Reiners worked for Grant Thornton LLP in Tulsa, Oklahoma, and Dallas, Texas, where he was a partner since 2004 and served as the north Texas energy industry practice leader. Mr. Reiners is a certified public accountant.

Sheppard (”Mike”) F. Miers III, 44, currently vice president and controller of ONEOK Partners GP, will become vice president and chief accounting officer of ONEOK and ONEOK Partners GP. Mr. Miers has served as vice president and controller, ONEOK Partners GP since 2009. Previously, Mr. Miers was vice president of audit, business process improvement and business development of ONEOK from 2005 to 2009. Mr. Miers is a certified public accountant.

All of these officers are eligible to participate in the compensation and benefit plans described under the “Executive Compensation Discussion and Analysis” on pages 50 through 83 of ONEOK Inc.'s Proxy Statement relating to its 2012 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 3, 2012 (and such descriptions are incorporated herein by this reference).

Item 7.01
Regulation FD Disclosure

On December 20, 2012, we announced the appointment of certain officers. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibits
99.1 News release of ONEOK, Inc. and of ONEOK Partners, L.P. dated December 20, 2012, announcing officer appointments.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 21, 2012	By:	/s/ Robert F. Martinovich
Robert F. Martinovich Executive Vice President, Chief Financial Officer and Treasurer

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